Exhibit 99.5

Unaudited Pro Forma Combined Financial Statements

as of September 30, 2012 and for the year ended December 31, 2011 and the nine months ended September 30, 2012

The following unaudited pro forma combined balance sheet as of September 30, 2012 and the unaudited pro forma combined statements of income for the year ended December 31, 2011, and the nine months ended September 30, 2012, are based on the historical financial statements of Starwood Property Trust, Inc. (“STWD” or the “Company”) and LNR Property LLC (“LNR”) after giving effect to STWD’s acquisition of approximately $843 million of LNR’s business.  The remainder of the business will be acquired by an investment fund controlled by an affiliate of STWD’s external manager, and is not reflected herein.  The transaction will be completed using the acquisition method of accounting and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements have been made as if such acquisition had occurred as of September 30, 2012 for purposes of the pro forma balance sheet and as of January 1, 2011, for purposes of the pro forma income statements.

The transaction has been accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification No. 805 (“ASC 805”), Business Combinations.  Under the acquisition method of accounting, the total estimated purchase price of $843 million is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values.  Management has made a preliminary allocation of the estimated purchase price based on various preliminary estimates. The allocation of the estimated purchase price is preliminary pending finalization of those estimates and analyses.  Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

The pro forma financial statements are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable in the circumstances, as set forth in the notes to the pro forma financial statements.  The unaudited pro forma combined financial statements do not take into account any synergies or cost savings that may or are expected as a result of the acquisition.

The unaudited pro forma statements are presented for informational purposes only and are not necessarily indicative of the future financial position or results of operations of the combined company or the combined financial position or the results of operations that would have been realized had the acquisition transaction been consummated during the period or as of the dates for which the pro forma financial statements are presented.

Certain reclassification adjustments have been made to the presentation of LNR’s historical financial statements to conform them to the presentation followed by STWD.  The unaudited pro forma financial information should be read in conjunction with, and are qualified by reference to our historical consolidated financial statements and notes thereto and those of LNR, which are included herein.

Starwood Property Trust, Inc.

Pro Forma Balance Sheet

September 30, 2012

	Historical	Historical
	STWD	LNR	LNR Pro Forma		STWD Pro-Forma		STWD
	9/30/2012	9/30/2012	Adjustments		Adjustments		Pro-Forma
Assets
Cash & equivalents	$144,199	$290,717	$(284,375	)(A)	$—		$150,541
Restricted cash	—	2,185	—		—		2,185
Loans held for investment	2,580,789	14,939	—		—		2,595,728
Loans held for sale at fair value	—	17,872	—		—		17,872
Loans transferred as secured borrowings	86,021	—	—		—		86,021
Mortgage-backed securities, at fair value	866,865	41,079	—		—		907,944
Land	—	90,514	(90,514	)(B)	—		—
Investment in unconsolidated entities	45,353	116,408	(44,408	)(C)	—		117,353
Other investments	30,397	—	—		—		30,397
Derivative assets	11,024	4,144	—		—		15,168
Intangible assets - servicing rights	—	144,003	20,600	(D)	—		164,603
Other intangible assets acquired	—	—	48,500	(E)	—		48,500
Goodwill	—	237,538	(237,538	)(F)	—		—
			251,536	(F)			251,536
Accrued interest	18,314	1,449	—		—		19,763
Other assets	22,385	36,020	(10,896	)(G)	6,000	(I)	53,509
Variable interest entity assets, at fair value	—	97,516,584	—		—		97,516,584
	$3,805,347	$98,513,452	$(347,095)		$6,000		$101,977,704

Liabilities
Accounts Payable	$661	$12,727	$(2,900	)(H)	$—		$10,488
Related party payable	12,545	—	—		—		12,545
Accrued expenses and other liabilities	15,965	105,150	(37,047	)(H)	—		84,068
Derivative liabilities	25,591	298	—		—		25,889
Secured financing agreements	1,309,450	309,787	(284,375	)(A)	300,000	(I)	1,634,862
Loan transfer secured borrowings	88,268	—	—		—		88,268
Dividends payable	51,629	—	—		—		51,629
Variable interest entity liabilities, at fair value	—	97,211,734	—		—		97,211,734
	1,504,109	97,639,696	(324,322)		300,000		99,119,483

Equity
Preferred stock, $0.01 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—		—		—
Common stock, $0.01 per share, 500,000,000 shares authorized, and 117,516, 201 issued and 116,890,351 oustanding as of September 30, 2012	1,175	—	—		225	(J)	1,400
Additional paid in capital	2,297,971	—	—		563,691	(J)	2,861,662
Treasury stock (625,850 shares as of September 30, 2012)	(10,642)	—	—		—		(10,642)
Accumulated other comprehensive income	62,183	7,939	(7,939	)(K)	—		62,183
Members’ equity	—	507,946	(507,946	)(K)	—		—
(Accumulated deficit) retained earnings	(54,938)	349,804	(349,804	)(K)	(15,000	)(L)	(69,938)
Total stockholders’/members’ equity	2,295,749	865,689	(865,689)		548,916		2,844,665
Total Members’ Equity					—		—
Non-controlling interests in consolidated subsidiaries	5,489	8,067	—		—		13,556
Total Equity	2,301,238	873,756	(865,689)		548,916		2,858,221
Total Liabilities & Equity	$3,805,347	$98,513,452	$(1,190,011)		$848,916		$101,977,704

Starwood Property Trust, Inc.

Pro Forma Income Statement

Nine Months Ended September 30, 2012

	Historical STWD	Historical LNR	LNR Adjustments		STWD Pro Forma Adjustments		STWD Pro-Forma
Revenues:
Interest income from mortgage-backed securities	$40,404	$11,445	$—		$—		$51,849
Interest income from loans	179,078	5,139	—		—		184,217
Management and servicing fees	—	188,394	(10,089	)(A)	—		178,305
Rental income	—	493	(493	)(A)	—		—
Total revenues	219,482	205,471	(10,582)		—		414,371
Costs and Expenses:
General and administrative	8,838	119,504	(10,163	)(A)	—		118,179
Management fees	42,673	—	—		6,513	(D)	49,186
Interest	34,345	16,475	(13,291	)(B)	13,500	(E)	51,029
Acquisition and investment pursuit costs	2,737	198	0		—		2,935
Cost of rental operations	—	473	(473)		—		—
Depreciation and amortization	—	3,928	2,179	(C)	—		6,107
Total costs and expenses	88,593	140,578	(21,748)		20,013		227,436
Income before other income (expense) and income taxes	130,889	64,893	11,166		(20,013)		186,935
Income of consolidated VIEs, net	—	91,182	—		—		91,182
Equity in earnings and impairments of unconsolidated entities	—	17,395	6,148	(A)	—		23,543
Net gains on sales of investments	19,147	713	(713	)(A)	—		19,147
Net losses on derivative instruments	(9,784)	(7,418)	—		—		(17,202)
Increase (decrease) in fair value of loans held for sale	(5,760)	38,921	—		—		33,161
Other-than-temporary impairments on mortgage-backed securities	(2,728)	—	—		—		(2,728)
Increase (decrease) in fair value of mortgage-backed securities, fair value option	—	(1,418)	—		—		(1,418)
Increase (decrease) in fair value of servicing rights	—	(13,465)	—		—		(13,465)
Impairment of long-lived assets	—	—	—		—		—
Foreign currency gains (losses)	11,222	(73)	—		—		11,149
Interest income from cash balances	180	25	—		—		205
Other income (expense), net	2,923	12,416	(6,384	)(A)	—		8,955
Income from continuing operations before income taxes	146,089	203,171	10,217		(20,013)		339,464
Income tax (provision) benefit	(840)	(4,894)	—				(5,734)
Income from continuing operations	145,249	198,277	10,217		(20,013)		333,730
(Income) loss attributable to noncontrolling interests	(388)	4,141	—		—		3,753
Income from continuing operations attributable to stockholders/members	$144,861	$202,418	$10,217		$(20,013)		$337,483

Diluted Earnings Per Share - As Previously Reported	$1.34
Diluted Earnings Per Share - Pro Forma							$2.60	(F)

Starwood Property Trust, Inc.

Pro Forma Income Statement

Year Ended December 31, 2011

Historical STWD	Historical LNR	LNR Adjustments	STWD Pro Forma Adjustments	STWD Pro Forma
Revenues:
Interest income from mortgage-backed securities	$25,618	$2,561	$—	$—	$28,179
Interest income from loans	179,355	1,596	—	—	180,951
Management and servicing fees	—	220,461	(22,663	)(A)	—	197,798
Rental income	—	389	(389	)(A)	—	—
Total revenues	204,973	225,007	(23,052)	—	406,928
Costs and Expenses:
General and administrative	9,450	154,725	(11,023	)(A)	—	153,152
Management fees	38,899	—	—	8,684	(D)	47,583
Interest	28,782	20,835	(20,146	)(B)	22,320	(E)	51,791
Acquisition and investment pursuit costs	2,571	1,200	—	—	3,771
Cost of rental operations	—	1,460	(1,460	)(A)	—	—
Depreciation and amortization	—	8,076	67	(C)	—	8,143
Total costs and expenses	79,702	186,296	(32,562)	31,004	264,440
Income before other income (expense) and income taxes	125,271	38,711	9,510	(31,004)	142,488
Income of consolidated VIEs, net	—	97,089	—	—	97,089
Equity in earnings and impairments of unconsolidated entities	—	22,314	(8,157	)(A)	—	14,157
Net gains on sales of investments	20,994	2,544	(2,544	)(A)	—	20,994
Net losses on derivative instruments	(20,281)	(15,778)	—	—	(36,059)
Increase (decrease) in fair value of loans held for sale	5,760	1,667	—	—	7,427
Other-than-temporary impairments on mortgage-backed securities	(6,001)	(849)	—	—	(6,850)
(Decrease) increase in fair value of mortgage-backed securities, fair value option	—	(734)	—	—	(734)
Increase (decrease) in fair value of servicing rights	—	(10,492)	—	—	(10,492)
Impairment of long-lived assets	—	(240)	—	—	(240)
Foreign currency gains (losses)	(7,420)	(87)	—	—	(7,507)
Interest income from cash balances	389	39	—	—	428
Loss on early extinguishment of debt	—	(2,197)	—	—	(2,197)
Other income (expense), net	2,686	2,878	(3,133	)(A)	—	2,431
Income from continuing operations before income taxes	121,398	134,865	(4,324)	(31,004)	220,935
Income tax (provision) benefit	(790)	40,363	—	39,573
Income from continuing operations before non-controlling interests	120,608	175,228	(4,324)	(31,004)	260,508
(Income) loss attributable to noncontrolling interests	(1,231)	12,163	—	—	10,932
Income from continuing operations attributable to stockholders/members	$119,377	$187,391	$(4,324)	$(31,004)	$271,440

Diluted Earnings Per Share - As Previously Reported	$1.38
Diluted Earnings Per Share - Pro Forma	$2.51	(F)

Notes to Unaudited Pro Forma

Combined Financial Statements

1. Description of Transaction

On January 24, 2013, Starwood Property Trust, Inc. (“STWD” or the “Company”) entered into an acquisition agreement with the owners of LNR Property LLC (“LNR”).  Under the terms of the acquisition agreement, the Company will acquire the following LNR business segments for a total cash purchase price of $843 million.  The remainder of the LNR businesses, totaling approximately $206 million, will be acquired by an investment fund controlled by an affiliate of STWD’s external manager, and are not reflected herein:

•                                        U.S. Special Servicer — A U.S. special servicer of commercial loans with over $143.8 billion in loans under management and real estate owned as of September 30, 2012;

•                                        U.S. Investment Securities Portfolio — a portfolio of whole loans, CMBS and collateralized debt obligation (“CDO”) investments;

•                                        Archetype Mortgage Capital (“AMC”) — a commercial real estate conduit loan origination platform;

•                                        Archetype Financial Institution Services — an acquirer, manager, and servicer of portfolios of small balance commercial loans;

•                                        LNR Europe — consists of Hatfield Philips, a wholly-owned subsidiary that is an independent primary and special servicer in Europe, and a non-controlling interest in LNR European Investment Fund, a European CRE debt fund; and

•                                        Auction.com — 50 percent of LNR’s interest in a real estate exchange selling residential and commercial real estate via auction.

2.  Preliminary Estimate of Sources

STWD expects to fund the acquisition of LNR with cash.  In addition to the purchase price of $843 million described above, STWD expects to incur transaction costs aggregating $36 million. A preliminary estimate of the sources for the purchase price is as follows (amounts in thousands, except shares and share price):

Issuance of 22,456,025 shares of common stock, at an assumed offering price of $25.78 (closing price on most recent trading day)	$578,916
Borrowings under committed bridge facility	300,000
Total Sources	$878,916

The table above assumes an equity issuance of $579 million to finance a portion of the purchase price.  Alternatively, the additional financing sources may include a combination of new debt or equity securities and/or borrowings under existing credit facilities, asset sales, and cash on hand dependent on a number of factors, including the market conditions at closing, strategic alternatives, and STWD’s liquidity position and outlook.

3.  Fair value of assets acquired, liabilities assumed, and calculation of goodwill

Under the acquisition method of accounting, the total purchase price has been allocated for the accompanying pro forma financial statements based on a preliminary valuation of LNR’s tangible and intangible assets and liabilities as if the transaction occurred as of September 30, 2012, is summarized as follows (amounts in thousands):

Assets Acquired
Cash	$6,342
Mortgage loans held for investment	14,939
Mortgage loans held for sale	17,872
Mortgage-backed securities	41,079
Investment in unconsolidated entities	72,000
Special servicing rights — U.S. and Europe	164,603
Net equity in variable interest entity assets (a)	304,850
Other intangible assets	48,500
Other assets, restricted cash, derivative assets, and accrued interest	32,902
Liabilities Assumed
Accounts payable and derivative liabilities	(10,125)
Secured financing arrangements	(25,412)
Accrued expenses and other liabilities	(68,103)
Non-controlling interests	(8,067)
Net assets acquired	$591,380

(a)         Represents the excess fair value of variable interest entity assets of $97,516,584 over variable interest entity liabilities of $97,211,734.

Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed.  This determination of goodwill is preliminary, and is subject to change when the evaluation is complete.  A preliminary determination of the goodwill is as follows (amounts in thousands):

Total purchase price	$842,916
Preliminary estimate of the fair value of the net assets acquired	(591,380)
Goodwill	$251,536

4. Pro Forma Adjustments

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition had occurred as of September 30, 2012 for balance sheet purposes and as of January 1, 2011 for income statement purposes and reflect the following pro forma adjustments (amounts in thousands):

Pro Forma Combined Balance Sheet as of September 30, 2012:

(A)       Reflects the required repayment of an LNR credit facility in connection with the transaction, which had an outstanding balance of $284,375 as of September 30, 2012.

(B)       Adjustment to eliminate LNR’s investments in land and land development, which STWD is not acquiring.

(C)       Net adjustment to eliminate LNR’s investments in unconsolidated entities which STWD is not acquiring, and reflect the fair value of LNR’s investments in unconsolidated entities that STWD is acquiring at an aggregate estimated fair value of $72,000, which is principally comprised of 50% of LNR’s non-controlling investment in Auction.com.

(D)       Represents an adjustment to reflect the estimated fair value of the portion of special servicing rights that STWD is acquiring that were not reported at fair value in LNR’s September 30, 2012 balance sheet.

(E)        Adjustment reflects the estimated fair value of the various other intangible assets within the special servicing, securities, and AMC platforms, including marketing-related intangible assets such as customer lists and relationships, internally developed technology, and other contracts and arrangements.

(F)         Represents goodwill related to the transaction.  See Note 3 to these pro forma combined financial statements.

(G)       Represents an adjustment to reflect the estimated fair value of other assets that STWD is acquiring.

(H)      Adjustments to eliminate accounts payable and accrued liabilities related to the commercial property division of LNR, which STWD is not acquiring.

(I)           In connection with signing the LNR purchase and sale agreement, STWD entered into a loan commitment agreement with a third party lender to borrow $300 million under a bridge loan facility that has a term of 270 days at weighted average coupon of approximately 5.25% (assuming the bridge loan remains outstanding for the full term).  In addition, the fees to obtain the facility are $6.0 million and are included in other assets.  This adjustment represents the borrowings under that facility.

(J)           Represents the assumed issuance of 22,456,025 shares of STWD common stock, at an assumed offering price of $25.78 (closing price at the end of trading, February 4, 2013), as described in Note 2 to the pro forma combined financial statements.

(K)      Adjustment represents the elimination of LNR’s historical equity in combination.

(L)        Represents the estimated total third party costs, such as merger and acquisition fees to STWD’s advisor on the transaction, as well as legal, accounting, and other third party due diligence costs.  All such costs are required to be expensed immediately in the income statement under ASC 805.  However, note that such amounts have not been reflected in the pro forma combined income statement for the year ended December 31, 2011 as they do not have a recurring impact on net income.

Pro Forma Income Statement for the Nine Months Ended September 30, 2012:

(A)       Adjustment represents the elimination of revenues and expenses related to the commercial property division of LNR, which STWD is not acquiring.

(B)       Adjustment represents the elimination of interest expense related to borrowings under an LNR credit facility that is required to be repaid in connection with the transaction.  See discussion of the debt repayment in Note (A) to the pro forma combined balance sheet.

(C)       Represents an adjustment to increase depreciation and amortization based upon the preliminary estimates of fair value of certain tangible and intangible assets, as disclosed in Note 3 to the combined pro forma financial statements.

(D)       Represents an adjustment to add the incremental base management fees that would be incurred as a result of the assumed equity offering as described in Note 2 to the combined pro forma financial statements and Note (J) to the combined pro forma balance sheet, calculated as follows (in 000’s):

Assumed proceeds from equity raise	$578,916
Annual base management fee rate	1.50%
Annual base management fee	$8,684
Base management fee for nine months	$6,513

(E)        As disclosed in Note (I) to the combined pro forma balance sheet, STWD has entered into a loan commitment agreement with a third party lender under which it can borrow up to $300 million under a bridge loan facility that would have a term of 270 days, and would bear interest at a weighted average coupon of approximately 5.25% (assuming the bridge loan remains outstanding for the full term).  In addition, the fees related to the facility are $6.0 million.  STWD expects that it will refinance the bridge facility with term loan financing or the issuance of debt securities at a current cost of funds of approximately 6%.  This interest expense adjustment assumes that $300 million of borrowings remain outstanding under the term loan for the nine months ended September 30, 2012 (amounts in 000’s):

Principal outstanding	$300,000
Cost of funds	6.00%
Interest expense	$13,500

(F)         Represents the pro forma combined earnings per share, including the impact of the common equity issuance that is assumed in Note 2 to the combined pro forma financial statements, calculated as follows (amounts in thousands except for share and per share amounts):

	As Reported	Pro Forma
Income from continuing operations attributable to Starwood Property Trust, Inc.	$144,861	$337,483
Income allocated to participating securities	(980)	(980)
Numerator for basic and diluted earnings per share	$143,881	$336,503
Weighted average shares used in diluted earnings per share	107,125,573	129,533,862
Diluted income per share	$1.34	$2.60

Pro Forma Income Statement for the Year Ended December 31, 2011:

(A)       Adjustment represents the elimination of revenues and expenses related to the property division of LNR, which STWD is not acquiring.

(B)       Adjustment represents the elimination of interest expense related to borrowings under an LNR credit facility that is required to be repaid in connection with the transaction.  See discussion in notes to the pro forma balance sheet.

(C)       Represents an adjustment to increase depreciation and amortization based upon the preliminary estimates of fair value of certain tangible and intangible assets, as disclosed in Note 3 to the combined pro forma financial statements.

(D)       Represents an adjustment to add the incremental base management fees that would be incurred as a result of the assumed equity offering as described in Note 2 to the combined pro forma financial statements and Note (J) to the combined pro forma balance sheet, calculated as follows (in 000’s):

Assumed proceeds from equity raise	$578,916
Annual base management fee rate	1.50%
Annual base management fee	$8,684

(E)        As disclosed in Note (I) to the combined pro forma balance sheet, STWD has entered into a loan commitment agreement with a third party lender under which it can borrow up to $300 million under a bridge loan facility that would have a maximum term of 270 days, and would bear interest at a weighted average coupon of approximately 5.25% (assuming the bridge loan remains outstanding for the full term).  In addition, the fees related to the facility are $6.0 million, which will be amortized over the term of the bridge facility resulting in a cost of funds of 7.92%.  STWD expects that it will refinance the bridge loan with term loan financing or the issuance of debt securities at a current cost of funds of approximately 6%.  This interest expense adjustment assumes that $300 million of borrowings remain outstanding under the bridge facility for nine months, and then three months of interest are incurred under the indebtedness refinancing the bridge facility (amounts in 000’s):

	First Nine Months	Last Three Months	Total
	$300,000	$300,000
Cost of funds	7.92%	6.00%
Interest expense	$17,820	$4,500	$22,320

(F)         Represents the pro forma combined earnings per share, including the impact of the common equity issuance that is assumed to be issued in connection with the transaction, as disclosed in Note 2 to the pro forma combined financial statements.

	As Reported	Pro Forma
Income from continuing operations attributable to Starwood Property Trust, Inc.	$119,377	$271,440
Income allocated to participating securities	(2,226)	(2,226)
Numerator for basic and diluted earnings per share	$117,151	$269,214
Weighted average shares used in diluted earnings per share	84,974,604	107,430,629
Diluted income per share	$1.38	$2.51